                                  SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                           Micro General Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                           MICRO GENERAL CORPORATION
                           2510 N. REDHILL, SUITE 230
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 20, 2000

TO THE STOCKHOLDERS:

     The Annual Meeting of Stockholders of Micro General Corporation, a Delaware corporation, will be held on Thursday, July 20, 2000, at 10:00 a.m., local time, at the offices of Micro General Corporation, 2510 N. Redhill, Suite 230, Santa Ana, California for the following purposes:

     (1) to elect eight directors to serve for the next year or until their successors are duly elected and qualified or until their earlier death, resignation or removal;

     (2) to transact such other business as may properly come before the Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on May 31, 2000, are entitled to notice of and to vote at the Meeting. All stockholders are cordially invited to attend the Meeting in person.

                                          Sincerely,

                                          /s/ WILLIAM P. FOLEY, II
                                          WILLIAM P. FOLEY, II
                                          Co-Chairman of the Board

Irvine, California
June 2, 2000

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY FILING WITH THE SECRETARY, M'LISS JONES KANE, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE MEETING. NO POSTAGE NEED BE AFFIXED TO THE PROXY IF IT IS MAILED IN THE UNITED STATES.

                           MICRO GENERAL CORPORATION
                           2510 N. REDHILL, SUITE 230
                          SANTA ANA, CALIFORNIA 92705
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Micro General Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held Thursday, July 20, 2000, at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Meeting will be held at the offices of Micro General Corporation, 2510 N. Redhill, Suite 230, Santa Ana, California.

     It is anticipated that such proxy, together with this Proxy Statement, will be first mailed on or about June 5, 2000, to all stockholders entitled to vote at the Meeting.

     The Company's corporate offices are located at 2510 N. Redhill, Suite 230, Irvine, California 92705 and its telephone number at that address is (949) 622-4444.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company's Secretary a written notice of revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person.

VOTING AND SOLICITATION

     Each share has one vote on each matter properly submitted for a vote at the Meeting. The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone or telegram.

     Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. The election inspectors will treat shares represented by properly signed and returned proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum on all matters.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

     Abstentions and "broker non-votes" will not affect the outcome of the director elections. As to other votes, an abstention will have the same effect as a negative vote and a "broker non-vote" will have no effect on the vote.

RECORD DATE AND STOCK OWNERSHIP

     Stockholders of record at the close of business on May 31, 2000, are entitled to notice of and to vote at the Meeting. As of May 31, 2000, 12,993,863 shares of the Company's Common Stock (the "Common

Stock"), $.05 par value, were issued and outstanding. On that date, there were 341 stockholders of record. All information in this Proxy Statement has been adjusted for stock splits and dividends.

     As of April 12, 2000, the following table sets forth the beneficial ownership of the Common Stock of the Company by each director who owns shares, by the director nominees, all executive officers named in the Summary Compensation Table, all directors and executive officers as a group and by all persons known by the Company to be the beneficial owners of more than 5% of the Company's Common Stock. The information as to beneficial stock ownership is based on data furnished by the persons concerning whom such information is given.

                                                         SHARES OF COMMON STOCK
                                                           BENEFICIALLY OWNED
                                                         -----------------------
                                                         NUMBER OF    PERCENT OF
                   NAME AND ADDRESS                       SHARES        TOTAL
                   ----------------                      ---------    ----------
Fidelity National Financial, Inc.......................  9,478,364(1)    68.7%
  17911 Von Karman Ave., #300
  Irvine, CA 92614
William P. Foley, II...................................    617,334(2)     4.5%
  3916 State Street., #300
  Santa Barbara, CA 93105
Patrick F. Stone.......................................    455,794(3)     3.4%
  3938 State Street, 2nd Floor
  Santa Barbara, CA 93105
John Snedegar..........................................  1,005,803(4)     7.3%
  2510 Redhill Avenue
  Santa Ana, CA 92705
Dwayne Walker..........................................      8,334(5)       *
  c/o ShopNow.com
  411 1st Street, Suite 200
  Seattle, WA 98104
Richard H. Pickup......................................  1,301,197(6)      10%
  c/o Wedbush Morgan Securities, Inc.
  500 Newport Center Drive, Suite 550
  Newport Beach, CA 92660
Carl A. Strunk.........................................      6,667(7)       *
  17911 Von Karman Ave., Suite 300
  Irvine, CA 92614
Bradley Inman..........................................          0          *
  c/o HomeGain, Inc.
  1250 45th Street, Suite 200
  Emeryville, CA 94608
John McGraw............................................          0          *
  c/o Hatchery Works
  1001 Bayhill Drive, 2nd Floor
  San Bruno, CA 94066
All directors and executive officers as a group (11
  persons).............................................  3,408,459       25.3%

---------------
 * Represents less than 1%.

(1) Represents 8,689,364 shares held of record by Fidelity National Financial, Inc. and 12,500 warrants to purchase 12,500 shares of Common Stock of Micro General Corporation at $1.50, 250,000 warrants to purchase 250,000 shares of Common Stock of Micro General Corporation at $1.00 per share and a convertible note convertible into 526,500 shares of Common Stock of Micro General Corporation.

(2) Includes the right to acquire shares pursuant to presently exercisable options under the 1991, 1995 and 1998 Stock Option Plans as follows: 200,000 shares at $4.81, 200,000 shares at $3.63 and 100,000 shares at $3.00 under the 1998 Stock Option Plan and 33,334 shares at $4.87 and 100,000 shares at $15.25 under the 1999 Stock Option Plan.

(3) Represents the right to acquire shares pursuant to presently exercisable options under the 1999 and 1998 Stock Option Plans as follows: 200,000 shares at $4.81, 200,000 shares at $3.63 and 22,460 shares at $3.00 under the 1998 Stock Option Plan and 33,334 shares under the 1999 Stock Option Plan.

(4) Represents warrants to purchase 100,000 shares of Common Stock of Micro General Corporation at $1.00 per share, and the right to acquire shares pursuant to presently exercisable options under the 1999 and 1998 Stock Option Plans as follows: 200,000 shares at $4.75, 250,000 shares at $3.63 and 72,470 shares at $3.00 under the 1998 Stock Option Plan and 150,000 shares at $4.875 and 100,000 at $15.25 under the 1999 Stock Option Plan.

(5) Represents the right to acquire 8,334 shares at $4.875 under the 1999 Stock Option Plan.

(6) Represents 149,900 shares held of record by Mr. Pickup's Trust. Includes the right to acquire 50,002 shares pursuant to presently exercisable options under the 1995 and 1998 Stock Option Plans. Additionally, 5,000 shares held of record by Dito Devcar Corporation, and 200,000 shares are held by Dito Carree LLP, entities which Mr. Pickup is affiliated with. Includes 225,000 warrants which are convertible into shares of the Company's common stock at $1.50.

(7) Represents the right to acquire 6,667 shares pursuant to presently exercisable options under the 1999 Stock Option Plan.

(8) This number includes 1,889,934 currently exercisable stock options for all directors and executive officers of the Company.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Company no later than May 16, 2000, in order that they may be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. The Board of Directors of the Company will determine whether any such proposal will be included in its 2001 proxy solicitation materials. An eligible stockholder is one who is the record or beneficial holder of at least 1% or $1,000 in market value of securities entitled to be vested at the 2001 Annual Meeting and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

     Any stockholder who intends to present a proposal at the next Annual Meeting of the Company's stockholders without requesting the Company to include such proposal in the Company's proxy statement must deliver or mail a notice to the Company's Secretary, together with a brief description of the business desired to be brought before the meeting. To be timely, such notice must be received at the Company's principal executive offices not less than 60 days nor more than 90 days prior to the meeting, if at least 70 days notice or prior public disclosure of the date of the meeting is given or made to the Company's stockholders. If such prior notice or disclosure shall not have been given or made, the stockholder's notice will be timely if received not later than the close of business on the tenth day following the date on which notice of the date of the next annual meeting is mailed or such public disclosure was made. If the stockholder's notice is not timely made, the Company may exercise discretionary voting with respect to such stockholder proposal pursuant to authority conferred by proxies to be solicited by the Company's Board of Directors and delivered to the Company in connection with such meeting.

         PROPOSAL NO. 1 TO THE ANNUAL MEETING -- ELECTION OF DIRECTORS

NOMINEES

     Under the Bylaws, the Company may have up to   directors. The Board of
Directors currently consists of eight members. The following persons are standing for election for the ensuing year:

William P. Foley, II
Patrick F. Stone
Bradley Inman
John McGraw
Carl A. Strunk
Richard H. Pickup
John Snedegar
Dwayne M. Walker

     In the event that a nominee of the Company is unable or declines to serve as a director at the time of the Meeting, proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected any nominee will be unable or will decline to serve as a director.

     Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of the stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid and addressed to: Secretary, Micro General Corporation, 17911 Von Karman Avenue, Suite 300, Irvine, California 92614, not later than: (i) with respect to any election to be held at an Annual Meeting of Stockholders, 90 days in advance of such Meeting, and (ii) with respect to any election to be held at a Special Meeting of Stockholders for the election of directors, the close of business on the 10th day following the date on which notice of such meeting is first given to stockholders. Each such notice must set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the Securities and Exchange Commission if such nominee had been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company, if elected. The Chairman of a stockholders' meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.
     The names of the director nominees, all directors, and all executive officers, and certain information about them, are set forth below:

                                                                                             DIRECTOR
             NAME                AGE                  PRINCIPAL OCCUPATION                    SINCE
             ----                ---                  --------------------                   --------
William P. Foley, II             55     Co-Chairman of the Board                              1994
Patrick F. Stone                 52     Co-Chairman of the Board                              1998
John Snedegar                    50     Chief Executive Officer, President and Director       1998
Dwayne Walker                    38     Director                                              1999
Bradley Inman                    47     Director                                              2000
John McGraw                      38     Director                                              2000
Richard H. Pickup                64     Director                                              1996
Carl A. Strunk                   62     Director                                              1994
Jeff Sanderson                   42     Executive Vice President -- ACS Division Product       N/A
                                        Development
Andrew F. Puzder                 49     Executive Vice President, Legal                        N/A
Dale Christensen                 47     Executive Vice President and Chief Financial           N/A
                                        Officer
Joseph E. Root                   55     Senior Vice President, General Counsel                 N/A
M'Liss Jones Kane                47     Vice President and Corporate Secretary                 N/A

WILLIAM P. FOLEY, II

     Mr. Foley has been Co-Chairman of the Board since March 28, 2000. He has been a director of the Company since June 1994. Mr. Foley was the Chairman of the Board of the Company from June 1994 until April 9, 1999. Mr. Foley is Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc. and has been since its formation in 1984. Mr. Foley is also currently serving as Chairman of the Board of CKE Restaurants, Inc., Checkers Drive-In Restaurants, Inc. and Santa Barbara Restaurant Group, Inc. Additionally, he is a member of the Board of Directors of American National Financial, Inc., Miravant Medical Technologies, Inc. and Fresh Foods, Inc.

PATRICK F. STONE

     Mr. Stone has been a director of the Company since 1998. Mr. Stone became Chairman of the Board on April 9, 1999, and Co-Chairman of the Board on March 28, 2000. Mr. Stone is Chief Operating Officer of Fidelity National Financial, Inc. and has been since March 1997. From May 1995 through March 1997 he was an Executive Vice President of Fidelity National Financial, Inc. He is also President of Fidelity National Title Insurance Company and the four other underwriters of Fidelity National Financial, Inc. From February 1989 to May 1995 he was President of Fidelity National Title Company of Oregon.

JOHN SNEDEGAR

     Mr. Snedegar has been a director of the Company since August, 1998. Mr. Snedegar became Chief Executive Officer and President of the Company on April 9, 1999. Mr. Snedegar was the President of United Digital Network, Inc. from 1990 until April 1, 1999. Prior to his involvement with United Digital Network, Inc., Mr. Snedegar was the President and Chief Executive Officer of AmeriTel Management, Inc. Mr. Snedegar also serves as President of Kendall Venture Funding, Ltd., a reporting company in Alberta, Canada. Mr. Snedegar is also currently a director of StarBase Corporation and Star Telecommunications, Inc.

DWAYNE M. WALKER

     Mr. Walker is currently the President and CEO of ShopNow.com, Inc. and has been since March 1996. Prior to that he served as Chairman of the Board of ShopNow.com, Inc. During 1995 and 1996, Mr. Walker was also Chairman of US Connect which was acquired by IKON Office Systems. Mr. Walker is also an investor and advisor to NETDelivery, Inc. and other technology service companies. In 1989, Mr. Walker began his seven year tenure with Microsoft Corporation where he held several positions including, General Manager of Sales and Marketing, Director of Windows NT and Networking Products, Director of SQL Server and Network Products, and other senior management positions. Mr. Walker was recruited by Microsoft Corporation to spearhead the launching of the first two versions of SQL Server and Windows NT. In addition, Mr. Walker designed and led the worldwide deployment of the Microsoft Solutions Channel program.

JOHN MCGRAW

     Mr. McGraw is the Co-Founder of HatcheryWorks and Internet Incubator. HatcheryWorks was founded in December 1999 and has successfully launched over eight companies in the financial services arena. Prior to HatcheryWorks, McGraw served as President of Portola Dimensional Systems, a company that pioneered the use of 3D technology in business intelligence. Mr. McGraw got his start in technology when he Co-Founded InsWeb.com, the first mover in the insurance on the internet space. Prior to InsWeb, Mr. McGraw founded Pacific Specialty Insurance Company, Western Service Contract Corporation, Pacific Loan Administrators and McGraw Commercial Insurance Services.

BRADLEY INMAN

     Mr. Inman is the founder and Chief Executive Officer of HomeGain.com, the internet's first complete home selling resource center. He also has a news service called Inman News Features which delivers real estate stories to more than 3,000 newspapers and Web sites.

RICHARD H. PICKUP

     Mr. Pickup was elected to the board in December 1996. Mr. Pickup is currently a Senior Vice President of the New York Stock Exchange Member Firm of Wedbush Morgan Securities. For the past 36 years, he has been involved with major ownership of numerous public companies.

CARL A. STRUNK

     Mr. Strunk has been a director of the Company since June 1994. Mr. Strunk is Executive Vice President and Chief Financial Officer of CKE Restaurants, Inc. and has been since February 1997. Additionally, Mr. Strunk is Executive Vice President and Chief Financial Officer of American National Financial, Inc. Mr. Strunk began with Fidelity National Title Insurance Company in February 1992 as an Executive Vice President. He was elected an Executive Vice President and Chief Financial Officer of Fidelity National Financial, Inc. in March 1992 and served in this capacity until September 15, 1997. In September, 1997 he became Executive Vice President -- Finance of Fidelity National Financial, Inc. until March 1998. Prior to his employment with Fidelity National Financial, Inc., Mr. Strunk was President of Land Resources Corporation from 1986 to 1991. Mr. Strunk is a certified public accountant. Mr. Strunk is also currently a director of American National Financial, Inc.

ANDREW F. PUZDER

     Mr. Puzder is Executive Vice President, Legal of the Company and has been since March, 2000, and has served in various capacities including Executive Vice President and General Counsel since 1995. He has been Executive Vice President, General Counsel and Secretary of CKE Restaurants, Inc. since February 1997. Mr. Puzder also serves as Chief Executive Officer of SBRG, where he has been since August 1997. From March 1994 to December 1994, he was a partner with the law firm of Stradling, Yocca, Carlson & Rauth. Prior to that, he was a partner with the law firm of Lewis, D'Amato, Brisbois & Bisgard, from September 1991 through March 1994, and he was a partner of the Stolar Partnership from February 1984 through September 1991. Mr. Puzder is a member of the Board of Directors of Santa Barbara Restaurant Group, Inc., Fresh Foods Inc., Aspeon, Inc. and Checkers.

JEFF SANDERSON

     Mr. Sanderson, Executive Vice President of the Company, was one of the original founders of ACS Systems, Inc. in 1985. In May 1998, ACS Systems, Inc. was merged into the Company. Prior to this position, Mr. Sanderson served as President, System Development Division, of ACS Systems, Inc. since 1994. Prior to forming ACS Systems, Inc., Mr. Sanderson was a Senior Systems Programmer for Pacific Bell from June 1980 until November 1990.

JOSEPH E. ROOT

     Mr. Root is Senior Vice President, General Counsel of the Company and has been since April 12, 2000. Mr. Root was General Counsel of Marquip, Inc. from 1994 to April of 2000.

DALE CHRISTENSEN

     Mr. Christensen is the Executive Vice President and Chief Financial Officer of the Company and has been since June 14, 1999. Mr. Christensen was Chief Financial Officer and Controller of Teltrust, Inc. from February 1999 to June 1999. He was Chief Operating Officer and Chief Financial Officer of United Digital Network, Inc. from June 1992 through February 1999.

M'LISS JONES KANE

     Ms. Kane became Secretary of the Company on June 3, 1998. Ms. Kane joined Fidelity National Financial, Inc. in March 1995 as a Senior Vice President and Corporate Counsel of the Fidelity National Financial, Inc. and became Corporate Secretary in April 1995 serving in these capacities until September 15,

1997. From September 15, 1997 to March 17, 1999 she was Senior Vice President, General Counsel and Corporate Secretary of Fidelity National Financial, Inc. Prior to that she was with the ICN Pharmaceuticals, Inc. group of companies from March 1990 as Vice President, General Counsel and Secretary of ICN Biomedicals, Inc. and subsequently became Vice President, General Counsel and Secretary of SPI Pharmaceuticals, Inc.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors held a total of three formal meetings during the year ended December 31, 1999. No director attended fewer than 100% of the aggregate of all meetings of the Board of Directors or any committee in 1999.

     The Board presently has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee, which consists of Messrs. Foley, Pickup and Strunk, did not meet during 1999. The Audit Committee meets independently with the internal audit staff, representatives of the Company's independent auditors and representatives of senior management. The Audit Committee reviews the general scope of the Company's annual audit, the fee charged by the independent auditors and other matters relating to internal control systems. In addition, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by the Company's auditors. The Committee is also responsible for recommending the engagement or discharge of the Company's independent auditors.

     The Compensation Committee currently consists of Messrs. Pickup and Strunk. The Compensation Committee, either alone or in conjunction with other Board committees, reviews and reports to the Board the salary, fee and benefit programs designed for senior management, officers and directors with a view to ensure that the Company is attracting and retaining highly-qualified individuals through competitive salary, fee and benefit programs and encouraging continued extraordinary effort through incentive rewards. The Compensation Committee did not meet during 1999.

EMPLOYMENT AGREEMENT

     The Company entered into a three-year employment agreement (the "Agreement") with its President and Chief Executive Officer, Mr. Snedegar, effective April 15, 1999, replacing all other agreements entered into between the parties, but not superceding the Inducement Agreement dated August 1998. His minimum annual base salary is $250,000. The Agreement includes other compensation and executive fringe benefits, including an annual bonus equal to ten percent (10%) of the audited pre-tax profits for each calendar year, but no less than $150,000 for 1999. For calendar year 2002, the bonus calculation shall be prorated for the period from January 1, 2002 through the end of the term. There will be a transactional bonus paid equal to 5% of the net transaction proceeds , as defined in the agreement for the sale of all or a majority interest in the Company's subsidiaries, or all or substantially all of the assets of any material division of the Company or its subsidiaries. In the event of termination of the agreement for Good Reason (as defined in the agreement as a change in control) or if Mr. Snedegar's employment is terminated due to a breach of this Agreement then he shall receive (i) his salary through the date of termination, (ii) severance pay in an amount equal to his annual salary in effect as of the date of termination multiplied by the greater number of years remaining in the term of employment, including partial years, or 2 years, any pro-rated bonus earned, any transaction bonus due and accrued and unpaid expense reimbursement, and (iii) any transaction bonus owing. The Agreement allows the Company to terminate Mr. Snedegar upon written notice without cause with terms specified in the Agreement. Upon Mr. Snedegar's death, his estate will receive a payment in the amount of the base salary through date of death, any pro-rated bonus, any transaction bonus and unpaid expense reimbursement. Upon incapacity or disability for a continuous period of four months, the Company may terminate the employment contract with Mr. Snedegar upon payment of an amount equal to his minimum annual base salary, without offset for the remainder of the Agreement.

                               PERFORMANCE GRAPH

     Pursuant to recent SEC regulations, listed below is the performance of the cumulative total return to shareholders (stock price appreciation) during the previous 5 years in comparison to returns on the NASDAQ Stock Market index and NASDAQ Computer Manufacturers Stock index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                    AMONG MICRO GENERAL CORPORATION, NASDAQ
                          COMPUTER MANUFACTURERS STOCK

                                                                                                             NASDAQ COMPUTER
                                                   MICRO GENERAL CORP               NASDAQ US                 MANUFACTURING
                                                   ------------------               ---------                ---------------
Dec 94                                                   100.00                      100.00                       100.00
Dec 95                                                    70.59                      141.33                       157.45
Dec 96                                                    82.35                      173.89                       211.09
Dec 97                                                    64.71                      213.07                       255.35
Dec 98                                                   200.00                      300.25                       553.26
Dec 99                                                   767.67                      542.43                      1163.21

ASSUMES $100 INVESTED ON JANUARY 1, 1995. ASSUMES DIVIDEND REINVESTED. FISCAL YEAR ENDING DECEMBER 31, 1999

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and FNFI completed the merger of Micro General Corporation with ACS Systems, Inc., a wholly-owned subsidiary of FNFI on May 14, 1998. As a result of the merger, all of the outstanding shares of ACS were exchanged for
4.6 million shares of Micro General Corporation common stock. The transaction was valued at $1.3 million. Following the merger of Micro General Corporation and ACS, FNFI owned approximately 81.4% of the common stock of the Company on an undiluted basis. The transaction has been treated as a reverse merger, i.e., Micro General Corporation has been acquired by Fidelity National Financial, Inc. as a majority-owned subsidiary through a merger with and into ACS Systems, Inc., with Micro General Corporation as the surviving entity. As of December 31, 1999, FNFI owned 69.3% of the outstanding common stock of the Company.

     On November 17, 1998, the Company completed the acquisition of LDExchange.com, Inc. ("LDExchange"), an emerging multinational carrier focused primarily on the international long distance market. LDExchange is a facilities-based, wholesale long distance carrier providing low cost international telecommunications services primarily to U.S. based long distance carriers. The range of services offered by

LDExchange complements the domestic long distance services offered by ACS. The LDExchange purchase price was $3.1 million, payable $1.1 million in cash and $2.0 million in Micro General restricted common stock (1,000,000 shares).

     On October 1, 1999, Micro General entered into an Intellectual Property Transfer Agreement that provided the financing to launch escrow.com, Inc. as a new company. Under the agreement, the Company sold the escrow.com name and trademark, the escrow.com internet URL, a license for the Micro General proprietary escrow trust accounting software, the Company's computer services provider business unit and approximately $535,000 of related computer equipment. Under the terms of the Intellectual Property Transfer Agreement, the Company received from escrow.com a $4.5 million note with a term of seven years and an accrued interest rate of three percent. The Company also received a warrant giving the Company the right to purchase 15.0 million shares of escrow.com common stock at a price of $0.40 per share.

     Certain officers and directors of the Company are also officers and directors of escrow.com, Inc. They include John Snedegar -- Chief Executive Officer and Chairman of the Board; William P. Foley -- Vice Chairman of the Board; Patrick F. Stone -- Director; and Dwayne Walker -- Director.

INVESTMENTS IN PARTNERSHIPS

     None.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     None.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Rules adopted by the Securities and Exchange Commission ("SEC") under
Section 16(a) of the Exchange Act require the Company's officers and directors, and persons who own more than 10% of the issued and outstanding shares of the Company's common stock, to file reports of their ownership, and changes in ownership, of such securities with the SEC on SEC Forms 3, 4 or 5, as appropriate. Officers, directors and greater-than-ten-percent stockholders are required by the SEC's regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year end, and any written representations provided to it, the Company is advised that all filings were timely and correctly made.

                              INDEPENDENT AUDITORS

     KPMG LLP are the Company's auditors of record and have audited the Company's financial statements annually from 1988 through December 31, 1999. The Audit Committee of the Board of Directors has not made a recommendation with respect to retention of auditors by the Company for year ending December 31, 2000. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

                             AVAILABLE INFORMATION

     The Company files Annual Reports on Form 10-K with the Securities and Exchange Commission. A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (except for certain exhibits thereto), may be obtained, free of charge, upon written request by any stockholder to Micro General Corporation, 2510 N. Redhill, Suite 230, Santa Ana, California 92705,
Attention: Secretary. Copies of all exhibits to the Annual Report on Form 10-K are available upon a similar request, subject to payment of a $.15 per page charge to reimburse the Company for its expenses in supplying any exhibit.

                                          By Order of the Board of Directors

                                          /s/ M'LISS JONES KANE
                                          M'LISS JONES KANE
                                          Corporate Secretary

June 2, 2000

                                     Proxy

                            Micro General Corporation
             2510 N. Redhill, Suite 230, Santa Ana, California 92705

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William P. Foley, II and Patrick F. Stone as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all shares of common stock of Micro General Corporation held of record by the undersigned on June 9, 2000 at the Annual Meeting of Stockholders to be held on August 3, 2000, or any adjournment thereof.

1.  ELECTION OF DIRECTORS  [ ] FOR the nominees listed    [ ] WITHHOLD AUTHORITY
                               below (except as marked to     to vote for the
                               the contrary below)            nominees listed
                                                              below

(INSTRUCTION: to withhold authority to vote for an individual nominee, strike a line through the nominee's name below)

     William P. Foley, II, Patrick F. Stone, Carl A. Strunk, Bradley Inman,
        John McGraw, Richard H. Pickup, John Snedegar, Dwayne M. Walker

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE COMPANY
                        NOMINEES AND FOR ALL PROPOSALS.

                                        DATED:


                                                                          , 2000
                                        ----------------------------------
                                                    (SIGNATURE)

                                                                          , 2000
                                        ----------------------------------
                                                    (SIGNATURE)

                                        PLEASE SIGN EXACTLY AS NAME(S) APPEARS
                                        BELOW. WHEN SHARES ARE HELD BY MORE THAN
                                        ONE OWNER, ALL SHOULD SIGN. WHEN SIGNING
                                        AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                        TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL
                                        TITLE AS SUCH. IF A CORPORATION, PLEASE
                                        SIGN IN FULL CORPORATE NAME BY PRESIDENT
                                        OR AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
                DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.